Exhibit 5

                                                   LAW OFFICES

                                                   Financial Centre
                                                   695 East Main Street
                                                   P.O. Box 10305
                                                   Stamford, CT  06904-2305
                                                   203-462-7500
                                                   Fax 203-462-7599

                                     September 7, 2000


Evercel, Inc.
2 Lee Mac Drive
Danbury, CT  06810

Dear Sirs:

         This opinion is being given in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission by Evercel, Inc. (the "Company") on or about the date hereof for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 1,555,200 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock") to be sold by certain shareholders named therein (the "Selling Shareholders"). In connection with this opinion, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion.

         Upon the basis of such examination, we advise you that, in our opinion, the Shares have been legally authorized for issuance and when sold by the Selling Shareholders will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to such Registration Statement.

                                                    Very truly yours,

                                                    ROBINSON & COLE LLP



                                                    By:/s/ Richard A. Krantz
                                                       ----------------------
                                                    Richard A. Krantz, a partner